Exhibit 4.6(c)

Schedule of Omitted Supplements to Security Agreement

The supplements to the security agreement referenced below are substantially identical in all material respects to the Supplement No. 2 dated as of October 27, 2011 to the Security Agreement dated as of November 17, 2006, amended and restated as of March 2, 2009, as supplemented (the “Security Agreement”) and filed as Exhibit 4.6(b) to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), except as to the names of the additional subsidiary grantors listed on the signature pages thereto and the dates on which such supplements to the Security Agreement were entered into. These supplements to the Security Agreement are not being filed as exhibits to the Annual Report in reliance on Instruction 2 to Item 601 of Regulation S-K.

Supplements to the Security Agreement entered into among HCA Inc., Bank of America, N.A., as collateral agent, and the following subsidiaries as additional subsidiary grantors, as of the dates indicated:

Supplement Number	Date	Additional Subsidiary Grantors
No. 3	November 4, 2011	Spalding Rehabilitation L.L.C.
No. 4	January 27, 2012
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HealthTrust Workforce Solutions, LLC
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Parallon Business Solutions, LLC
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Parallon Enterprises, LLC
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Parallon Health Information Solutions, LLC
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Parallon Payroll Solutions, LLC
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Parallon Physician Services, LLC
•
PTS Solutions, LLC

No. 5	December 7, 2012	HCA American Finance LLC
No. 7	December 6, 2013	Poinciana Medical Center, Inc.
No. 8	December 6, 2013	U.S. Collections, Inc.
No. 9	December 6, 2013	West Florida – MHT, LLC
No. 10	December 6, 2013	West Florida – PPH, LLC
No. 12	December 6, 2013	North Texas – MCA, LLC
No. 13	January 9, 2015
•
Citrus Memorial Hospital, Inc.
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Citrus Memorial Property Management, Inc.
•
CHCA Pearland, L.P
•
Columbia Healthcare System of Louisiana, Inc.
•
HCA Pearland GP, Inc.
•
Mountain Division – CVH, LLC
•
Pearland Partner, LLC
•
Primary Health, Inc.
•
Southpoint, LLC
•
Vision Consulting Group LLC
•
Vision Holdings, LLC
•
WCP Properties, LLC

No. 14	November 9, 2015	• Putnam Community Medical Center of North Florida, LLC
No. 15	January 10, 2017
•
East Florida − DMC, Inc.
•
H2U Wellness Centers, LLC
•
JPM AA Housing, LLC
•
MediCredit, Inc.
•
Oklahoma Holding Company, LLC
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Outpatient Services Holdings, Inc.
•
Oviedo Medical Center, LLC
•
SSHR Holdco, LLC
•
The Outsource Group, Inc.

No. 16	January 3, 2018
•
Cy-Fair Medical Center Hospital, LLC
•
Houston NW Manager, LLC
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Houston − PPH, LLC
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North Houston − TRMC, LLC
•
Savannah Health Services, LLC
•
Sebring Health Services, LLC
•
Southeast Georgia Health Services, LLC
•
Weatherford Health Services, LLC

No. 17	March 31, 2020
•
CarePartners HHA Holdings, LLLP
•
CarePartners HHA, LLLP
•
CarePartners Rehabilitation Hospital, LLLP
•
Clinical Education Shared Services, LLC
•
Columbia Florida Group, Inc.
•
Columbia Physician Services – Florida Group, Inc.
•
FMH Health Services, LLC
•
HCA Eastern Group, Inc.
•
hInsight-Mobile Heartbeat Holdings, LLC
•
Las Encinas Hospital
•
MH Angel Medical Center, LLLP
•
MH Blue Ridge Medical Center, LLLP
•
MH Highlands-Cashiers Medical Center, LLLP
•
MH Hospital Holdings, Inc.
•
MH Hospital Manager, LLC
•
MH Master Holdings, LLLP

• MH Master, LLC • MH Mission Hospital McDowell, LLLP • MH Mission Hospital, LLLP • MH Mission Imaging, LLLP • MH Transylvania Regional Hospital, LLLP • Mobile Heartbeat, LLC
No. 18	January 1, 2022	• Davie Medical Center, LLC • Springfield Health Services, LLC